Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report related to the financial statements and financial statement schedule for the year ended September 30, 2006 of Concur Technologies, Inc. and subsidiaries dated December 14, 2006, appearing in the Annual Report on Form 10-K of Concur Technologies, Inc. and subsidiaries for the year ended September 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

November 25, 2008